                      [3,000,000] Shares of Common Stock(1)

                                ($.01 par value)

                               CASTLE BRANDS INC.

                             UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                          , 2005
OPPENHEIMER & CO. INC.
     As Representative of the several
     Underwriters named in Schedule I hereto
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      Castle Brands Inc., a Delaware corporation (the "Company"), confirms its agreement with Oppenheimer & Co. Inc. ("Oppenheimer") and each of the underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom Oppenheimer is acting as the representative (the "Representative"), with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of [3,000,000] shares of the Company's common stock, $.01 par value per share ("Common Stock"). Such shares of Common Stock are hereinafter referred to as the "Firm Shares."

      The Company also proposes to issue and sell to the Underwriters, acting severally and not jointly, up to an additional [450,000] shares of Common Stock (the "Option Shares"), if and to the extent that you, as representative of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in
Section 2(c) hereof. The Firm Shares and the Option Shares are hereinafter referred to as the "Shares."

1.    Representations and Warranties of the Company.

      (a) The Company represents and warrants to, and agrees with, each of the Underwriters as follows:

            (i)         A registration statement on Form S-1 (File No.
                        333-128676) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendments thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities

--------
(1) Plus an option to purchase from the Company up to [375,000] additional shares to cover over-allotments.

                        Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceedings for that purpose have been initiated or are pending or threatened by the Commission or any state regulatory authority (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, is hereinafter called a "Preliminary Prospectus"); the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such Initial Registration Statement became effective or the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement;" and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            (ii) Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the Securities Act. The Prospectus that will be delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and the Securities Act.

            (iii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

            (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment


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                        thereto, and as of the applicable dates of the
                        Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. The Company has included in the Registration Statement and the Prospectus, as of the applicable effective dates thereof and of any amendment thereto, all information required by the Securities Act and the rules and regulations of the Commission thereunder to be included therein.

            (v) Each of the Company and its Subsidiaries (as hereinafter defined) (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) other than as disclosed in the Registration Statement, owns no interest, either of record or beneficially, in any corporation, partnership, trust, joint venture or other business entity, (iii) is duly qualified to do business, and is in good standing as a foreign corporation, in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification, except for such failure to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, operations, business prospects, or properties of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"), (iv) has all requisite power and authority, corporate and other, and has obtained any and all necessary authorizations, approvals, orders, licenses, consents, certificates and permits (collectively, "Permits") of and from all governmental or regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Registration Statement except for the failure to obtain such Permits that would not have a Material Adverse Effect and (v) is and has been doing business in compliance with all such Permits and all federal, state, local and foreign laws, rules and regulations, and has not received any notice of proceedings relating to the revocation or modification of any such Permit which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign laws, rules and regulations on each of the Company's and the Subsidiaries' business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading.

            (vi) The Company had and has, at the date or dates indicated in the Registration Statement, a duly authorized and outstanding capitalization as set forth in the Registration Statement under "Capitalization" and will have the adjusted authorized and outstanding capitalization set forth therein on the Closing Date, based upon the assumptions set forth therein. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities of the Company, except for this Agreement or as described in the Registration Statement.


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            (vii)       The statements set forth in the Registration Statement
                        under the caption "Description of Securities," insofar as they purport to constitute a summary of the terms of the capital stock and other securities of the Company are accurate and complete as of the Closing. All securities of the Company which are issued and outstanding or issuable conform or, when issued and paid for, will conform, in all material respects to the description of such securities contained in the Registration Statement. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Shares (i) are not and will not be issued in violation of any preemptive or other similar rights of any stockholder, (ii) have been duly authorized for quotation on the American Stock Exchange, and (iii) when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Registration Statement. The holders of the Shares will not be subject to any liability solely by reason of being such holders.

            (viii) All corporate action required to be taken by the Company or any of it Subsidiaries for the authorization, issuance and sale of the Shares has been duly and validly taken; and the certificates representing the Shares will be in due and proper form according to the corporate law of Delaware. Upon the issuance and delivery, pursuant to the terms hereof, of the Shares to be sold by the Company hereunder, and payment therefor the Underwriters will acquire good and marketable title to such Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever except for any such lien, charge, claim, encumbrance, pledge, security interest, defect, other restriction, or equity created by the Underwriters or imposed upon the assets of the Underwriters.

            (ix) The subsidiaries of the Company listed on Schedule II hereto (each, a "Subsidiary," and together, the "Subsidiaries") are the only subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, are owned, directly or through other Subsidiaries of the Company, by the Company free and clear of any security interest, claim, lien or encumbrance.

            (x) The consolidated financial statements (audited and unaudited), including the related notes and schedules thereto, included in the Registration Statement, fairly present in all material respects the financial position, income, changes in cash flow, changes in stockholders' equity, and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Except, and to the extent, set forth in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The other financial information set forth in the Registration Statement are accurate in all material respects and present fairly in all material respects the


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                        information shown therein and have been derived from, or
                        compiled on, a basis consistent with that of the audited and unaudited consolidated financial statements included in the Registration Statement.

            (xi) There has not occurred any material adverse change, or, to the knowledge of the Company, any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (xii) The outstanding debt, the property, both tangible and intangible, and the business of the Company and each of its Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement.

            (xiii) Each of the Company and its Subsidiaries has filed all Federal, state, local and foreign tax returns that are required to be filed or has requested extensions thereof, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement or where such failure singularly or in the aggregate would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, whether or not arising from transactions in the ordinary course of business, (ii) is set forth in the Registration Statement or (iii) would not, singularly or in the aggregate, have a Material Adverse Effect.

            (xiv) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (xv) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding, domestic or foreign, pending or, to the Company's knowledge, threatened against (or, to the Company's knowledge, circumstances that are reasonably likely give rise to the same), or involving the properties or business of the Company or any of its Subsidiaries which (i) questions the validity of its capital stock, this Agreement or any action taken or to be taken by the Company or its Subsidiaries pursuant to, or in connection with, this


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                        Agreement, (ii) is required to be disclosed in the
                        Registration Statement which is not so disclosed or
                        (iii) except for matters disclosed in the Registration Statement, might, individually or in the aggregate, have a Material Adverse Effect.

            (xvi) The Company and each of its Subsidiaries (i) are in compliance with any and all applicable Federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in the case of each of (i), (ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iv) have no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

            (xvii) The Company has the power and authority, corporate and other, to authorize, issue, deliver and sell the Shares being sold by it hereunder, enter into this Agreement and consummate the transactions provided for in this Agreement; and this Agreement has been duly and properly authorized, executed and delivered by the Company.

            (xviii) None of the Company's issuance or sale of the Shares or the execution or delivery of this Agreement by the Company, the Company's performance hereunder or the conduct of the Company's or its Subsidiaries' business as described in the Registration Statement and any amendments or supplements thereto, (A) results in or will result in any breach or violation of any of the terms or provisions of, (B) constitutes or will constitute a default under, or (C) results in or will result in the creation or imposition of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever, upon any property or assets (tangible or intangible) of the Company or any of its Subsidiaries pursuant to the terms of any of the following: (i) the Charter or By-laws of the Company or its Subsidiaries, (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, indebtedness, loan, lease, deed of trust, credit agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or (iii) any statute, judgment, decree, order, rule or regulation, applicable to the Company or its Subsidiaries, of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company, its Subsidiaries or any of their activities or properties except in the case of clauses (ii) and (iii) for such breaches, violations, defaults, liens or other


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                        restrictions that do not or will not, singularly or in
                        the aggregate, have a Material Adverse Effect.

            (xix) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required in connection with the transactions contemplated herein or the performance of this Agreement, except such as have been or may be obtained under the Securities Act, the Securities and Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated under these acts, or may be required under state securities or Blue Sky laws, the rules of the National Association of Securities Dealers, Inc. ("NASD") or the American Stock Exchange in connection with the Underwriters' purchase and distribution of the Shares, in the manner contemplated herein and in the Registration Statement.

            (xx) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of its assets, properties or business may be subject have been duly and validly authorized, executed and delivered by it, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, enforceable against it in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto on Form S-1. There are no contracts or other documents which are required by the Securities Act or the rules and regulations of the Commission thereunder to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, as the case may be, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

            (xxi) Neither the Company nor any of its Subsidiaries is in violation or default of (A) any provision of its Charter or By-laws or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject except, in the case of clause (B), where such violation or default, singularly or in the aggregate, would not have a Material Adverse Effect.

            (xxii) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, manufacturers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

            (xxiii) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or


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                        "accumulated funding deficiency" (as defined in Section
                        302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan;" and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

            (xxiv) Neither the Company or its Subsidiaries nor any of its employees, directors, stockholders, partners, or affiliates of any of the foregoing has taken, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

            (xxv) The Company and each of its Subsidiaries owns or has obtained licenses for the trade and service marks, trade and service mark registrations, trade names, copyrights, trade secrets, technology, know-how and other intellectual property referenced or described in the Registration Statement as being owned by or licensed to it (collectively, the "Intellectual Property"). Except as set forth in the Registration Statement, to the knowledge of the Company, there are no rights of third parties to any such owned Intellectual Property; to the knowledge of the Company there is no infringement by third parties of any such owned Intellectual Property; to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's or its Subsidiaries' rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no domestic or foreign, pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of facts which would form a reasonable basis for any such claim. The Company owns, possesses, licenses or has other rights to use all Intellectual Property necessary for the conduct of the Company's business as now conducted or as proposed in the Registration Statement to be conducted.

            (xxvi) The Company and each of its Subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it, including all such items stated in the Registration Statement to be owned or leased by it, in each case free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other


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
                        restrictions or equities of any kind whatsoever, except such as are described in the Registration Statement or such as do not materially affect the value of such property to the extent of the Company's interest and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any of its Subsidiaries are held by such respective entity under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (xxvii) Eisner LLP ("Eisner"), which has audited certain financial statements of the Company included in the Registration Statement, has advised the Company that it is an independent registered public accountant as required by the Securities Act and the rules and regulations promulgated thereunder and the Public Accounting Oversight Board, and Eisner is, with respect to the Company and each of its Subsidiaries, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

            (xxviii) Except as described in the Registration Statement under "Underwriting," there are no claims, payments, issuances, arrangements or understandings, whether oral or written, of the Company for services in the nature of a finder's or origination fee with respect to the sale of the Shares by it hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company's knowledge, any of its respective officers, directors, stockholders, employees or affiliates that may affect the Underwriters' compensation, as determined by the NASD.

            (xxix) Neither the Company nor, to its knowledge, any of its officers, employees, agents, or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company, any of its Subsidiaries, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect, or (iii) if not continued in the future, might have a Material Adverse Effect.

            (xxx) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxxi) The minute books of the Company and each of its Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately reflect in all material respects all transactions referred to in such minutes.

            (xxxii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            (xxxiii) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are currently applicable to the Company and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently applicable to the Company upon and at all times after the applicability of such provisions.

            (xxxiv) The Company has taken all necessary actions to ensure that, upon and at all times after the American Stock Exchange approved the Shares for quotation, it will be in compliance with all applicable corporate governance requirements set forth in the Amex Company Guide that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Amex Company Guide not currently in effect upon and all times after the effectiveness of such requirements.

            (xxxv)      Except as (i) set forth in the Registration Statement or
                        (ii) not required to be described pursuant to Item 404 of Regulation S-K under the Securities Act, no officer, director or 5% stockholder of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 under the Securities Act) or "immediate family member" (as this term is defined in Item 404 of Regulation S-K) of any of the foregoing persons or entities has or has had, either directly or indirectly,
                        (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its Subsidiaries, or (B) purchases from or sells or furnishes to the Company or any of its Subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it may be bound or affected. Except as (i) set forth in the Registration Statement under "Certain Relationships and Related Party Transactions," or (ii) not required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act, there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the (x) Company or any of its Subsidiaries and (y) any officer or director or any 5% stockholder of the Company or any of its Subsidiaries, or any partner, affiliate, associate or immediately family member of any of the foregoing persons.

            (xxxvi) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

            (xxxvii) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement which have not been described as required.

            (xxxviii)   Except as described in the Registration Statement, no
                        holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration
                        Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Securities Act, other than those holders who have waived such rights. Except as described in the Registration Statement, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares.

            (xxxix) Neither the Company nor any of its Subsidiaries is, nor upon consummation of the transactions contemplated hereby will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "Investment Company Act"), and the rules and regulations of the Commission promulgated thereunder.

            (xl) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as set forth in the Registration Statement.

            (xli) Except for information provided in writing to the Company by the Underwriters about the Underwriters for use in the Prospectus, the Company has not relied upon the Underwriters or their legal or other advisors for any legal, tax, accounting or financial advice in connection with the offering of the Shares or otherwise. The Company understands that it may seek the advice of its own advisors with respect to these matters or other matters related to the offering of the Shares.

2.    Purchase, Sale and Delivery of the Shares.

      (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at a price of $[ ] per share of Common Stock, that number of Firm Shares set forth in Schedule I opposite the name of such Underwriter.

      (b) Payment of the purchase price and delivery of certificates for the Firm Shares shall be made at the offices of Blank Rome LLP, 405 Lexington Avenue, 23rd Floor, New York, New York 10174, or at such other place as shall be agreed upon by the Representative and the Company. Such delivery and payment shall be made at
            10:00 a.m. (New York City time) on [                    ], 2005,
            or at such other time and date as shall be agreed upon by the Representative and the Company, but not more than three business days after the foregoing date (such time and date of payment and delivery being herein called the "Closing Date"). Delivery of the Firm Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

      (c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of Option Shares at the same purchase price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and any Option Closing Date. The maximum number of Option Shares to be sold by the Company is [375,000].

      (d) The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than two nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. To the extent, if any, that the option provided for in Section 2(c) hereof is exercised, the Company will deliver the Option Shares (at the expense of the Company) to the Representative at Blank Rome LLP, 405 Lexington Avenue, 23rd Floor, New York, NY 10174, on the date specified by the Representative, against payment by the several Underwriters through the Representative thereof to, or upon the order of, the Company by wire transfer payable in same day funds to the accounts specified by the Company. Delivery of the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representative on any settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

3. Public Offering of the Shares. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Registration Statement.

4. Covenants and Agreements. The Company agrees with each of the several Underwriters that:

      (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or of any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

      (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the rules and regulations promulgated thereunder, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or, if, in the opinion of counsel for the Underwriters, it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act and the rules and regulations promulgated thereunder, the Company promptly will (A) notify the Representative of any such event, (B) prepare and file with the Commission, at its own expense, subject to the first sentence of
            Section 4(a), an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply, at its own expense, any supplemented prospectus to each of the Underwriters and to any dealer in such quantities as each Underwriter may reasonably request.

      (c) The Company shall endeavor in good faith, in cooperation with the Representative, at or prior to the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

      (d) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the Registration Statement is declared effective by the Commission occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158 under the Securities Act, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
            Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

      (e) For so long as the company is a reporting company under the Exchange Act (but in no event for less than five years following the Closing), the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries audited by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

      (f) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional public information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission). Delivery to the Representative will be deemed to have been made to the extent the Company has filed any such material with the Commission.

      (g) The Company will furnish to the Representative and Underwriters' Counsel, without charge, at such place as the Representative may designate, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act and the rules and regulations promulgated thereunder, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

      (h) At the Execution Time, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons or entities listed on Schedule III hereto (the
            "Lock-Up Agreements").  On or before the Closing Date, the
            Company shall
            deliver instructions to Continental Stock Transfer & Trust Company, the transfer agent for the Shares, authorizing it to place appropriate stop transfer orders on the Company's ledgers and appropriate restrictive legends on the certificates representing the outstanding shares of Common Stock (but not the Shares) and the Conversion Shares (as defined in Section 6(l)), in keeping with the Lock-Up Agreements.

      (i) The Company will not, for a period of 180 days following the Execution Time (the Lock-Up Period"), without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules promulgated under Section 16 of the Exchange Act with respect to, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction; provided, however, that the Company may issue and sell Common Stock and securities exercisable for Common Stock pursuant to any employee stock option plan, stock ownership plan, stock purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

      (j) Prior to the completion of the distribution of the Shares by the Underwriters, neither the Company nor any of its officers or directors, nor any of their respective affiliates (within the meaning of the Exchange Act) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to, cause or result in, under the Exchange Act and the rules and regulations promulgated thereunder or otherwise, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

      (k) The Company shall apply the net proceeds from the sale of the Shares in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

      (l) For so long as the Company is a reporting company under the Exchange Act (but in no event for less than five years following the Closing), the Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and all such reports, forms and documents filed will comply as to form and substance in all material respects with the applicable requirements under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

      (m) For so long as the Company is a reporting company under the Exchange Act (but in no event for less than five years following the Closing), the Company shall use its best efforts to cause the Common Stock to be quoted on the American Stock Exchange, the Nasdaq National Market, the NYSE or another national securities exchange and shall use its best efforts to maintain the listing or quotation of the Common Stock to the extent outstanding on one of such markets or exchanges.

      (n) The Company will, at its expense, subsequent to the issuance of the Shares, prepare and deliver to the Representative and counsel to the Underwriters up to an aggregate of five bound volumes and/or cds containing copies of the documents used in connection with the issuance of the Shares, as requested by the Representative.

      (o) The Company shall give reasonable consideration to using the Representative as the lead underwriter or placement agent for any public or private financing of the Company during the period between the Closing Date and June 30, 2007, subject to a review of the Representative's prior performance and the reaching of a mutually acceptable agreement, in the case of public financings, and provided that the foregoing shall not apply to private financings involving current shareholders, lenders or investors identified by the Company.

      (p) The Company shall give reasonable consideration to using the Representative as the financial advisor to the Company with respect to the sale of the Company, during the period between the Closing Date and June 30, 2007, although any such arrangement must be mutually acceptable to both the Company and the Representative.

5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's independent registered public accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 4(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and up to $5,000 of the fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses incident to listing the Shares on the American Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) costs of bound volumes, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         In addition, the Company agrees to pay the Representative a non-accountable expense allowance equal to $125,000, of which $50,000 has been paid prior to the date hereof and the balance shall be payable at, and only in the event of, the Closing. For purposes of this paragraph, "Closing" means the date on which the Company delivers the Firm Shares to the Representative and the Representative pays the Company for the Firm Shares. It is understood, however, that except as provided in this Section, Section 7 entitled "Reimbursement of Underwriters' Expenses" and Section 8 entitled "Indemnification and Contribution," the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, "road show" travel related expenses for Underwriter personnel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The Representative is authorized upon consummation of the proposed offering to place customary "tombstone" advertisements in publications of its choice at its expense.

6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Shares that they have agreed to purchase pursuant to this Agreement are subject, in the discretion of the Underwriters, to (A) the continuing accuracy of the representations and warranties of the Company herein, as of the date hereof and as of the Closing Date and any applicable Option Closing Date, as if such representations and warranties had been made on and as of the Closing Date or such Option Closing Date, as the case may be,
         (B) the accuracy on and as of the Closing Date or any Option Closing Date, of the statements of the officers of the Company made pursuant to the provisions hereof, (C) the performance by the Company on and as of the Closing Date and any Option Closing Date, of its covenants and obligations hereunder theretofore to be performed, (D) the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, and (E) the following further conditions:

         (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

         (b) The Representative shall not have reasonably determined and advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) On or prior to the Closing Date, the Representative shall have received from Underwriters' Counsel, such opinions or statements with respect to the organization of the Company, the validity of the Shares, the compliance as to form of the Registration Statement, and the Prospectus with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and other related matters as the Representative requests. Underwriters' Counsel shall have received such papers and information as it reasonably requests to enable it to pass upon such matters.

         (d) On the Closing Date, the Underwriters shall have received the signed opinion of each of Patterson Belnap Webb & Tyler LLP and ___________,counsels for the Company (individually and collectively, "Company Counsel"), dated as of the Closing Date, and any other opinions of counsel referred to in such opinions of Company Counsel or relied upon by Company Counsel in rendering their opinion) addressed to the Underwriters and reasonably satisfactory to Underwriters' Counsel, substantially to the effect that:

                  (i) The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or organization, with full power and authority, corporate and other, and with all Permits necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement, and the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company.

                  (ii) The Company has full power and authority, corporate and other, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement is (assuming for the purposes of this opinion that it is valid and binding upon the other party thereto) the valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in Section 7 hereof and the contribution provisions set forth in Section 8 hereof may be limited by the federal securities laws or public policy underlying such laws.

                  (iii) The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms of this Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation or By-Laws, each as amended, of the Company, (B) result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or a Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective properties or assets are or may be bound or affected; (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary, or any of their respective properties or business; or (D) have any effect on any Permit necessary for the Company or any Subsidiary to own or lease, as the case may be, and operate its properties or conduct its business or the ability of the Company or any Subsidiary to make use of its properties or business.

                  (iv) To the best of Company Counsel's knowledge, no Permits of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) are required for the valid authorization, issuance, sale and delivery of the Shares to the Underwriter, and the consummation by the Company of the transactions contemplated by this Agreement.

                  (v) The Registration Statement has become effective under the Act; to the best of Company Counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws.

                  (vi) The Registration Statement and the Prospectus, as of the Effective Date, and each amendment or supplement thereto as of its effective or issue date (except for the financial statements and other financial data included therein, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and Regulations.

                  (vii) The descriptions in the Registration Statement and the Prospectus of statutes, regulations, government classifications, contracts and other documents (including opinions of such counsel); and the response to Item 10 of Form S-1 have been reviewed by Company Counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes, regulations or government classifications, or, to the best of Company Counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required, as the case may be.

                           None of the material provisions of the contracts or instruments described above violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary, or any of their respective assets or businesses, including, without limitation, the Alcohol and Tobacco Tax and Trade Bureau of the United States Treasury Department, the Food and Drug Administration ("FDA") and the Federal Trade Commission ("FTC") and comparable foreign, state and local regulatory authorities.

                  (viii) All of the issued and outstanding capital stock or other equity interest of each Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable; and, except as described in the Prospectus, are owned, directly or through other Subsidiaries, by the Company, free and clear of any security interest, claim, lien or encumbrance.

                  (ix) The outstanding capital stock of the Company, including all outstanding shares of Common Stock and outstanding shares of the Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock of the Company (collectively "Preferred Stock"), and outstanding options and warrants to purchase Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Other than the outstanding shares of Preferred Stock, the Company has no outstanding shares of preferred stock. The outstanding shares of Common Stock and Preferred Stock are fully paid and nonassessable. The outstanding options and warrants to purchase shares of Common Stock and the outstanding indebtedness of the Company convertible into shares of Common Stock ("Convertible Debt") constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding shares of Common Stock or Preferred Stock or outstanding options or warrants to purchase shares of Common Stock or outstanding Convertible Debt has been issued in violation of the preemptive rights of any stockholder of the Company. None of the holders of the outstanding Common Stock or Preferred Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Stock and Preferred Stock and outstanding options and warrants to purchase Common Stock and outstanding Convertible Debt were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Stock and Preferred Stock and the outstanding options and warrants to purchase Common Stock and outstanding Convertible Debt conform to the descriptions thereof contained in the Registration Statement and Prospectus. To the best of Company Counsel's knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

                  (x) The authorized capital stock of the Company as of [ ] 30, 2005 was as set forth under the heading "Capitalization" in the Prospectus, and, as of the date of Company Counsel's opinion, all of the 8,450,493 issued and outstanding shares of common stock of the Company as set forth in the first paragraph under the heading "Description of Securities" in the Prospectus have been duly authorized and validly issued and are fully paid and non-assessable;

                  (xi) The issuance and sale of the Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares are not subject to preemptive rights of any stockholder of the Company. The certificates representing the Shares are in proper legal form.

                  (xii) Upon delivery of the Firm Shares to the Underwriters against payment therefor as provided in this Agreement, the Underwriters (assuming each is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to the Firm Shares, free and clear of all liens, encumbrances, equities, security interests and claims.

                  (xiii) Assuming that the Representative exercises the over-allotment option to purchase any of the Option Shares and makes payment therefor in accordance with the terms of this Agreement, upon delivery of the Option Shares to the Representative hereunder, the Representative (assuming it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to such Option Shares, free and clear of any liens, encumbrances, equities, security interests and claims.

                  (xiv) To the best of Company Counsel's knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any Subsidiary, or involving the Company's or any Subsidiary's properties or businesses, other than as described in the Registration Statement, such description being accurate, and other than litigation incident to the kind of business conducted by the Company or such Subsidiary, as the case may be, which, individually and in the aggregate, is not material.

                  (xv) The Company and each subsidiary owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of Company Counsel's knowledge, neither the Company nor any Subsidiary has infringed or is infringing with the rights of others with respect to the Intangibles; and, to the best of Company Counsel's knowledge, neither the Company nor any Subsidiary has received any notice that it has or may have infringed, is infringing upon or is conflicting with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by the Company or any Subsidiary other than those licenses which the Company or such subsidiary, as the case may be, has obtained. The opinions described in this Section 6(d)(xiii) may be given by Company Counsel in reliance on the opinion of an attorney, reasonably acceptable to Underwriter's Counsel, practicing in the patent area.

                  Company Counsel has participated in reviews and discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Company Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), as of the Closing Date, contains any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Patterson, Belnap Webb & Tyler LLP must give this opinion in its entirety and each other counsel giving an opinion must give the opinion set forth in this paragraph as to the subject matter of its opinion.

                  In rendering its opinion pursuant to this Section 6(d), Company Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

                  The opinion letters delivered pursuant to this Section 6(d) shall state that any opinion given therein qualified by the phrase "to the best of our knowledge" is being given by Company Counsel after due investigation of the matters therein discussed.

         (e) At any Option Closing Date, the Underwriters shall have received the opinions of Company Counsel, dated such Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, confirming, as of such Option Closing Date, the statements made by Company Counsel in their respective opinions delivered on the Closing Date.

         (f) Prior to each of the Closing Date and any Option Closing Date and other than as set forth in the Registration Statement or Prospectus, (i) there shall have been no material adverse change in the condition (financial or otherwise), earnings, business prospects, or properties of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company or any of its Subsidiaries, from the latest date as of which the financial condition of the Company and its Subsidiaries, taken as a whole, is set forth in the Registration Statement and Prospectus which is adverse to the Company and its Subsidiaries, taken as a whole; (iii) neither the Company nor any of its Subsidiaries, shall be in material breach under any provision of any instrument relating to any outstanding indebtedness; (iv) neither the Company nor any of its Subsidiaries shall have issued any securities (other than the Shares); (v) neither the Company nor any of its Subsidiaries shall have declared or paid any dividend or made any distribution in respect of its capital stock of any class;
                  (vi) there shall have been no change in the capital stock of the Company, or any change in the debt (long or short term) or liabilities or obligations of the Company or any of its Subsidiaries (contingent or otherwise); (vii) no amount of the assets of the Company or any of its Subsidiaries shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (viii) no actions, suits or proceedings, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened (or circumstances giving rise to same) against the Company or any of its Subsidiaries, or affecting any of its properties or business, before or by any court or federal, state or foreign commission, board or other administrative agency wherein unfavorable decisions, rulings or findings could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect; and (viii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or, to the best knowledge of the Company, threatened or contemplated by the Commission or any state regulatory authority.

         (g) At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that each such person has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all respects as if made on and as of such Closing Date or Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                  (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge or the Company's knowledge, after due inquiry, are contemplated or threatened;

                  (iii) the Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (iv) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business prospects, or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (h) The Company shall have requested and caused Eisner to have furnished to the Representative letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (i) On each of the Closing Date and any Option Closing Date, there shall have been duly tendered to the Representative for the several Underwriters' accounts the appropriate number of Shares.

         (j) No order suspending the sale of the Shares in any jurisdiction designated by the Representative pursuant to Section 4(c) hereof shall have been issued on either the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

         (k) Prior to the Closing Date, any voting agreements or voting trusts among shareholders of the Company of which the Company has knowledge, will be amended to terminate upon the consummation of an initial public offering by the Company of its Common Stock.

         (l) Prior to or at the Closing Date, the Company shall have converted all of its Preferred Stock, all of the accrued and outstanding dividends on its Preferred Stock through the Closing Date, all of the principal amount outstanding under its 5% Euro denominated convertible subordinated notes and $6 million of the $15 million principal amount outstanding under its 6% convertible notes into shares of Common Stock (collectively, the "Conversion Shares") in accordance with the terms set forth in the Registration Statement.

         (m) The Lock-Up Agreements shall be in full force and effect on the Closing Date and any Option Closing Date.

         (n) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative (or if such conditions are not satisfied prior to an Option Closing Date, at the Representative's option, the Representative may terminate the Underwriters' obligation to purchase Option Shares from the Company on such date). Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the offices of Blank Rome LLP, 405 Lexington Avenue, 23rd Floor, New York, NY 10174, on the Closing Date.

7. Reimbursement of Underwriters' Expenses. If the sale of the Shares provided for herein is not consummated (a) because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or (b) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than (i) by reason of a default by any of the Underwriters or (ii) because of any termination pursuant to Section 11(b) hereof, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares, against which reimbursement will be applied the $50,000 previously paid to the Underwriters as set forth in Section 5. If the Underwriters shall terminate this Agreement for any other reason, then the Company will reimburse the Underwriters only for their accountable out-of-pocket expenses up to a maximum of $50,000, against which reimbursement will be applied the $50,000 previously paid to them. In no event, however, will the Underwriters, in the event the offering is terminated, be entitled to retain or receive more than an amount equal to their actual accountable out-of-pocket expenses and if such expenses aggregate less than $50,000, the difference shall be refunded to the Company from the $50,000 previously paid to the Underwriters as set forth in Section 5.

8.       Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein and (ii) the indemnity agreement contained in this paragraph
                  (a) with respect to a preliminary Prospectus shall not inure to the benefit of any Underwriter (or related indemnitee) asserting any such losses, claims, damages, liabilities or expenses if at or prior to the written confirmation of the sale of any Shares a copy of the Prospectus (or Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth under the heading "Underwriting" in (i) the paragraph relating to discounts to brokers or dealers, (ii) the last two sentences of the paragraph relating to the shares reserved for sales to directors, officers, employees, business associates, and related persons, (iii) the paragraph relating to short sales, stabilizing transactions and purchases to cover positions created by short sales, (iv) the paragraph relating to penalty bids, (v) the paragraph relating to the effect of purchases to cover a short position and stabilizing transaction, (vi) the paragraph relating to sales to discretionary accounts and (vii) the paragraph relating to the prospectus in electronic format in any Prospectus or the Registration Statement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Prospectus or the Registration Statement.

         (c)      Promptly after receipt by an indemnified party under this
                  Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
                  (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d)      In the event that the indemnity provided in paragraph (a) or
                  (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter and each affiliate of any Underwriter (within the meaning of the Securities Act) shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Representations and Indemnities to Survive Delivery. All representations, warranties, agreements, indemnities and other statements of the Company or its officers and of the Underwriters, contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements as of the Closing Date and as of any Option Closing Date, as the case may be, and such representations, warranties and agreements and the indemnity agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person of any Underwriter or the Company, and shall survive the termination of this Agreement or the issuance, sale and delivery of the Shares to the Underwriters and the Representative, as the case may be.

10. Effective Date. This Agreement shall become effective upon the execution of this Agreement by all of the parties hereto.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Shares, (a) as provided in Sections 6, 12 or 13 or (b) if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of New York Stock Exchange, American Stock Exchange or the Nasdaq National Market, (ii) the Company shall have sustained a loss material or substantial to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the delivery of the Shares, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) any domestic or international event or act or occurrence has materially disrupted, or in the Representative's opinion will in the immediate future materially adversely disrupt, the financial markets, (v) any material adverse change in the financial markets shall have occurred,
         (vi) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (vii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus, or (ix) the initial public offering price or the purchase price per security has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective; provided, however, that the provisions of this Section 11 and of Sections 5, 7 and 8 hereof shall at all times be in full force and effect and shall survive the termination of this Agreement.

12. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the

         Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

13. Default by the Company. If the Company shall fail on the Closing Date or on any Option Closing Date, as applicable, to sell and deliver the number of Shares which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Shares to be purchased on an Option Closing Date, the Underwriters may, at the Representative's option, by notice from the Representative to the Company, terminate the Underwriters' obligation to purchase Option Shares from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5 and Section 8 hereof. No action taken pursuant to this Section 13 shall relieve the Company from liability, if any, in respect of such default.

14. Arm's-Length Transaction. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith each Underwriter is acting as a principal and not the agent or fiduciary of the Company, and (iii) no Underwriter has assumed an advisory responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement.

15. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Oppenheimer & Co. Inc., 125 Broad Street, New York, New York 10004, Attention: Chris Hagar (Facsimile Number: (212) 425-2028), with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174, Attention: Elise M. Adams, Esq. (Facsimile Number: (212) 885-5001). Notices to the Company shall be directed to the Company at Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, NY 10022, Attention: Mark E. Andrews, III (Facsimile Number: (646) 356-0222), with a copy to Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, NY 10036, Attention: John E. Schmeltzer, III, Esq. (Facsimile Number: (212) 336-7953).

16. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees, agents and affiliates referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

17. Applicable Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of competent jurisdiction sitting in New York City and waives any objection to venue in such courts.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Representative and the Company.



       [Signature Pages Follow]

         If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       CASTLE BRANDS INC.


                                       By: _____________________________________
                                           Mark E. Andrews, III
                                           President and Chief Executive Officer

Confirmed and accepted as of
the date first above written.

OPPENHEIMER & CO. INC.

For itself and as Representative
of the several Underwriters named
in Schedule I hereto.

By:____________________________
Name:
Title:

                                   SCHEDULE I

                                                             No. of  Shares
                                                             to be Purchased
                                                             ---------------
Oppenheimer & Co. Inc.

ThinkEquity Partners LLC

Ladenburg Thalmann & Co. Inc.



                                                             ----------------

         TOTAL:
                                                             ----------------

                                   SCHEDULE II

                             [List of Subsidiaries]

                                  SCHEDULE III

                [List of security holders subject to the Lock-Up]

                                    EXHIBIT A

                                [Form of Lock-Up]